UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2013

Date of Report (Date of earliest event reported)

LIVE EVENT MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)

(855) 986-5669

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 12, 2013 we dismissed M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm and appointed GBH CPAs, PC (“GBH”) to serve as our new independent registered public accounting firm. The dismissal of M&K and appointment of GBH was approved by our board of directors.

M&K’s report on our financial statements for each of the past two fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

During the fiscal years ended December 31, 2011 and 2010 and the subsequent interim period through February 12, 2013, there were no: (i) disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested M&K to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter has been furnished and is filed herewith as Exhibit 16.1.

During the fiscal years ended December 31, 2011 and 2010 and the subsequent interim period through February 12, 2013, neither we nor anyone acting on our behalf consulted GBH regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description

16.1	Letter from M&K CPAS, PLLC regarding changes in Registrant’s certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE EVENT MEDIA, INC.

Date: February 19, 2013	By:	/s/ Gannon Giguiere
Name: Gannon Giguiere
Title: Chief Executive Officer and Secretary